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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
GB Holdings, Inc:


         We consent to the use of our report dated February 20, 2003, with respect to the consolidated balance sheet of GB Holdings, Inc. and Subsidiaries as of December 31, 2002 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended and the related financial statement schedule, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


         Our report on such consolidated financial statements refers to the Company's adoption of Emerging Issues Task Force 01-09, "Accounting for consideration given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)" as of January 1, 2002 and to our audit of the disclosures added to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.



KPMG LLP
/S/ KPMG LLP
Short Hills, New Jersey
November 13, 2003












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                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Atlantic Coast Entertainment Holdings, Inc.:

We consent to the use of our report dated November 13, 2003, with respect to the consolidated balance sheet of Atlantic Coast Entertainment Holdings, Inc. and Subsidiary as of November 13, 2003, included herein.

KPMG LLP
/S/ KPMG LLP
Short Hills, New Jersey
November 13, 2003